Exhibit 23

Consent of Independent Public Accountants

As the independent public accountants of Camden National Corporation, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statements File Numbers 333-95157, 333-68598, 333-106403 and 333-108214.

Berry, Dunn, McNeil & Parker

Portland, Maine

March 12, 2004